Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT

This First Amendment to Amended and Restated Credit Agreement and Consent (this “Amendment”) dated as of March 19, 2015, is by and among EVERYDAY HEALTH, INC., a Delaware corporation (“EDH”), EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“EDH Media”), MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage” and together with EDH, EDH Media, and MedPage, individually and collectively, jointly and severally, the “Borrower”), DOCTORDIRECTORY.COM, LLC, a Delaware limited liability company (the “Guarantor”), the several banks and other financial institutions or entities party to this Amendment as a “Lender” hereunder (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), SVB, as the Issuing Lender (as defined in the Credit Agreement referred to below), and SVB, as the Swingline Lender (as defined in the Credit Agreement referred to below).

WITNESSETH:

WHEREAS, the parties hereto are party to that certain Amended and Restated Credit Agreement dated as of November 10, 2014 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, EDH, Cambridge BioMarketing Group, LLC, a Delaware limited liability company (“Cambridge”), the members of Cambridge and the other parties thereto are entering into that certain Membership Interest Purchase Agreement dated on or about March 19, 2015 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof and thereof, the “Cambridge Acquisition Agreement”; and together with all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, the “Cambridge Acquisition Documentation”), pursuant to which EDH will purchase all of the membership interests in Cambridge, and thereafter, Cambridge will be a wholly-owned Subsidiary of EDH (the “Cambridge Acquisition”); and

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent consent to the Borrower’s consummation of the Cambridge Acquisition and agree to modify and amend certain terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment to Section 1.1 of the Credit Agreement. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““Cambridge Acquisition”: as defined in the First Amendment.”

““Cambridge Acquisition Documentation”: as defined in the First Amendment.”

““Cambridge Note”: the convertible promissory notes issued by EDH to the sellers under the Cambridge Acquisition Documentation in the aggregate principal amount not to exceed $8,000,000 in form and substance and subject to terms and conditions reasonably satisfactory to the Administrative Agent.”

““First Amendment”: the First Amendment to Amended and Restated Credit Agreement and Consent dated as of March 19, 2015, by and among, among others, the Loan Parties, the Administrative Agent, and the Required Lenders.”

3. Amendment to Section 7.2 of the Credit Agreement. Section 7.2 of the Credit Agreement is hereby amended by (a) amending and restating clause (p) thereof in its entirety as follows:

“(p) Indebtedness in the form of purchase price adjustments, earn-outs (including, without limitation, the contingent consideration or other earn-outs described in the Cambridge Acquisition Documentation, but excluding the Cambridge Note), deferred compensation, or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment permitted by Section 7.8 (collectively, “Deferred Payment Obligations”);”

(b) deleting the period at the end of clause (q) thereof and inserting “; and” in lieu thereof, and

(c) adding the following new clause (r) as follows:

“(r) the Cambridge Note.”

4. Amendment to Section 7.8 of the Credit Agreement. Section 7.8)(k)(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(x) (A) the aggregate amount of the cash consideration paid by the Group Members in connection with any particular Permitted Acquisition (excluding the DD Acquisition) shall not exceed $45,000,000, and (B) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions consummated from and after the Closing Date (excluding the Cambridge Acquisition and the DD Acquisition) shall not exceed $125,000,000;”.

5. Consent. The Administrative Agent and the Required Lenders hereby consent to the Borrower consummating the Cambridge Acquisition and agree that the Cambridge Acquisition shall be a “Permitted Acquisition” under the Agreement; provided that such consent is expressly conditioned on the following:

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(a)	the Borrower shall have provided to the Administrative Agent a copy of the executed Cambridge Acquisition Documentation, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(b)	the Cambridge Acquisition shall be consummated in accordance with applicable law and the Cambridge Acquisition Documentation without any amendment or modification thereof that is materially adverse to the Group Members, the Administrative Agent or the Lenders;

(c)	all conditions to the consummation of the Cambridge Acquisition set forth in the Cambridge Acquisition Documentation shall have been satisfied; provided that no terms or conditions shall have been waived (other than any waiver that is not adverse to the Group Members, the Administrative Agent, or the Lenders), without the consent of the Administrative Agent;

(d)	no Loan Party shall, as a result of or in connection with the Cambridge Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of the Cambridge Acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Effect;

(e)	(i) immediately before and immediately after giving effect to the Cambridge Acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to the Cambridge Acquisition, the Borrower and its Subsidiaries shall be in compliance with each of the covenants set forth in Section 7.1 of the Credit Agreement, based upon financial statements delivered to the Administrative Agent prior to the Cambridge Acquisition which give effect, on a Pro Forma Basis, to the Cambridge Acquisition and (iii) the Loan Parties shall have Liquidity in an amount equal to or greater than $35,000,000 immediately after giving effect to the consummation of such acquisition;

(f)	no Indebtedness shall be assumed or incurred in connection with the Cambridge Acquisition, other than the Cambridge Note;

(g)	the Cambridge Acquisition shall not constitute an Unfriendly Acquisition;

(h)	the Borrower shall have delivered to the Administrative Agent prior to the date the Cambridge acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its sole discretion), a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this Section 5 have been satisfied or will be satisfied concurrently with or prior to the consummation of the Cambridge Acquisition; and

(i)	the Cambridge Acquisition shall have been consummated on or prior to March 31, 2015 (or such later date as the Administrative Agent may agree in its sole discretion).
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6. Covenants.

(a)	Cambridge and the Loan Parties shall comply with the requirements of Section 6.12 of the Credit Agreement (without any regarding to the time limits set forth therein) and shall provide updated Collateral Information Certificates, legal opinions and such other documentation reasonably requested by the Administrative Agent in connection therewith, in each case, within five (5) Business Days after the consummation of the Cambridge Acquisition (or such longer period of time as the Administrative Agent may agree in its sole discretion).

(b)	The Borrower shall deliver to the Administrative Agent either (x) evidence of the inclusion of Cambridge on Borrower’s existing insurance policies, or (y) certificates of insurance and endorsements with respect to Cambridge’s liability, casualty and property insurance policies naming the Administrative Agent as an additional insured or lender loss payee, as the case may be, in each case, in form and substance reasonably satisfactory to the Administrative Agent, in either case within forty-five (45) days after the consummation of the Cambridge Acquisition.

(c)	The Loan Parties shall cause Cambridge to comply with all provisions in Section 6.10 of the Credit Agreement within ninety (90) days after the consummation of the Cambridge Acquisition (or such longer period of time as the Administrative Agent may agree in its sole discretion) and deliver to the Administrative Agent Securities Account Control Agreements and Deposit Account Control Agreements with respect to each deposit account and securities account of Cambridge.

(d)	Prior to the effectiveness thereof, the Borrower shall deliver copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Cambridge Acquisition Documentation.

(e)	The Borrower shall not and shall cause each of its Subsidiaries not to (a) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Cambridge Acquisition Documentation in a manner that is materially adverse to the interests of the Group Members, the Administrative Agent or the Lenders with respect thereto; or (b) fail to enforce, in a commercially reasonable manner, the Loan Parties’ rights (including rights to indemnification) under the Cambridge Acquisition Documentation.

Notwithstanding anything in the Credit Agreement (including, without limitation, Section 8 thereof), the failure of the Loan Parties to comply with any of the foregoing covenants shall constitute an immediate Event of Default.

7. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

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(a) This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

(b) All necessary consents and approvals to this Amendment shall have been obtained by the Loan Parties.

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(e) The Administrative Agent shall have received, for the pro rata account of each Lender party to the Credit Agreement on the date hereof, a non-refundable amendment fee in an amount equal to $115,000 payable in immediately available funds, which amendment fee shall be fully earned when paid. The foregoing amendment fee shall be credited against the amendment fee payable to such Lenders in connection with the execution and delivery of the proposed amendment to the Credit Agreement to, among other things, increase the Commitments; provided that nothing contained herein shall be deemed a commitment of any Lender to enter into such amendment.

(f) The Administrative Agent shall have received the fees costs and expenses required to be paid pursuant to Section 10 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder).

8. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

(b) Its representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are (i) to the extent qualified by materiality, true and correct in all respects and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

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(c) The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrower under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

9. Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

10. Payment of Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

11. Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Credit Agreement, as amended by this Amendment, or this Amendment, shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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12. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

13. Effect on Loan Documents.

(a) The amendments and consent set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the consents or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

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(c) This Amendment is a Loan Document.

14. Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

15. Release. Each of the Borrower and each Guarantor may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, the Borrower and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrower and each Guarantor makes the releases contained in this Section 15. In consideration of the Administrative Agent and the Lenders entering into this Amendment, each of the Borrower and each Guarantor hereby fully and unconditionally releases and forever discharges each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrower or any Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrower and each Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrower or any Guarantor against the Released Parties which is not released hereby. Each of the Borrower and each Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

16. Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

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[SIGNATURE PAGES FOLLOW]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP and General Counsel

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP and General Counsel

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: President

GUARANTOR:

DOCTORDIRECTORY.COM, LLC

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: President

SILICON VALLEY BANK,
as Administrative Agent, as a Lender, as Issuing Lender and as Swingline Lender

By:	/s/ Jennie T. Bartlett
Name: Jennie T. Bartlett
Title: Vice President

COMERICA BANK,
as a Lender

By:	/s/ John Benetti
Name:	John Benetti
Title: Senior Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ Brian Guffin
Name:	Brian Guffin
Title: Director

CIT FINANCE LLC,
as a Lender

By:	/s/ Timothy G. Beh
Name:	Timothy G. Beh
Title: Vice President

MUFG UNION BANK, N.A.,
as a Lender

By:	/s/ Michael J. McCutchin
Name:	Michael J. McCutchin
Title: Director

STIFEL BANK & TRUST,
as a Lender

By:	/s/ Christian Jon Bugyis
Name:	Christian Jon Bugyis
Title: Sr. Vice President